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                                                                      Exhibit 99



For Immediate Release           For Further Information Contact:
Wednesday, May 10, 2000         Robert E. Phaneuf
                                Vice President - Corporate Development
                                (918) 592-0101


                  VINTAGE PETROLEUM ANNOUNCES RESULTS OF ITS
                    FIRST OF THREE YEMEN EXPLORATION WELLS

     Tulsa, Oklahoma - Vintage Petroleum, Inc. today announced that the first of three exploration wells on the S-1 Damis Block in the Republic of Yemen has been drilled and tested through the targeted Alif zone. The An Naeem #1 well was drilled to a total depth of 5,288 feet (1,612 meters) to evaluate a possible extension of the Halewah field, which produces from the Alif formation, on the adjacent concession. The Halewah field currently produces 25,000 barrels of oil per day from an oil rim under a gas cap. The An Naeem well encountered what is interpreted on open hole logs to be approximately 100 feet (30.5 meters) of net pay in two Alif zones and approximately 40 feet of potential pay in an upper dolomite section. Initial testing of the two primary targeted Alif zones revealed combined daily flow rates of 40 million cubic feet (MMcf) of gas and 1,020 barrels of condensate. Similarly, the upper dolomite interval tested daily rates of 7.7 MMcf of gas and 245 barrels of condensate. Although the flow rates associated with the test results are evidence of the excellent reservoir properties that characterize the Alif sands and the characteristics of the gas and condensate tested are similar to that in the gas cap at the Halewah field, there is no commercial market for natural gas in the Republic of Yemen.

     "We are very encouraged that our seismic interpretation led to the drilling of a well that confirmed the existence of a significant interval of potential pay in our first exploration well in Yemen. A near-term technical evaluation of data obtained from this well is underway to determine the potential for the existence of an oil rim downdip to the An Naeem #1 well, but





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within the Alif structure, as exists in the adjacent Halewah field," said S.
Craig George, CEO. No water was recovered during the test period. Based on the results of this evaluation, an additional well in the An Naeem structure may be proposed to target the potential oil rim. Currently, the company has no plans to deviate from its previously indicated schedule to successively drill the Harmel #1 well followed by a well drilled on either the Fordus prospect or on an offset prospect to the An Nagyah well.

     Efforts are underway to move the drilling rig used on the An Naeem well to the second prospect, the Harmel #1, to test a separate Alif prospect which, like the An Naeem, was identified through the interpretation of recently acquired 3-D seismic. The location of the Harmel well is approximately five miles southwest of the An Naeem well. The company currently anticipates that the third well of the initial program will be drilled either on the Fordus prospect or on a prospect that is an offset to the An Nagyah well drilled by Shell in the early 1990's which showed apparent pay in the sub-salt Lam formation. Vintage is operator of the project and has a 75 percent interest in the S-1 Damis Block.

Forward-Looking Statements

     This release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical facts that address future production, exploration drilling, exploitation activities and events or developments that the company expects are forward-looking statements. Although Vintage believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include oil and gas prices, exploitation and exploration successes, continued availability of capital and financing, and general economic, market or business conditions.



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     Vintage Petroleum, Inc. is an independent energy company engaged in the acquisition, exploitation, exploration and development of oil and gas properties and the marketing of natural gas and crude oil. Company headquarters are in Tulsa, Oklahoma, and its common shares are traded on the New York Stock Exchange under the symbol VPI.